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EQT CORPORATION
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On June 19, 2019, EQT Corporation (the “Company”) made the following Investor Presentation available on its shareholder communications website, https://votegoldforeqt.com/:

New Company, New Leadership, New Focus Value DeliveringBoldChange to Maximize Shareholder Investor Presentation June 2019

Executive Summary

1 We Have Transformed the Company into the New EQT

- Rapidly transformed into a more efficient, pure-play Appalachian Basin producer, generating meaningful free cash flow with a leading cost structure
- Unlocked significant value by eliminating sum-of-the-parts discount through the spin-off of Equitrans Midstream (ETRN) in Q4'18
- Outperformed Appalachian Peers by 49%[(1)] since the spin-off

2 EQT Is Delivering Significant Value through a Compelling New, Bottom-up Strategic Plan

- On track to deliver $300-400 MM of Adjusted Free Cash Flow[(2)] in 2019 and $3.0 B through 2023 with meaningful upside
- EQT's new management team (appointed Q4'18) has already identified $175 MM in annual cost savings and generated $300+ MM in cumulative Adjusted Free Cash Flow[(2)] in Q4'18 and Q1'19
- Recent results are driven by improved drilling and operating efficiencies and underscore EQT's powerful trajectory and commitment to delivering value to shareholders

3 EQT Actively Engages with Shareholders and Added Rice's Perspective to the Boardroom Two Years Ago

- The Board and management team have actively engaged with shareholders throughout EQT's transformation
- Refreshed Board by adding highly-qualified independent directors who understand both EQT's business and the role of good, accountable corporate governance in enhancing shareholder value
- EQT's operations are positioned to maximize shareholder value in any price-cycle

4 If Elected, the Rice Slate Would Result in a Weaker Board and Managerial Chaos

- Wholesale replacement of EQT's recently refreshed management team and Board would disrupt the Company's progress, adversely impact financial and operational results, and jeopardize strong outperformance
- Toby Rice's nominees are notable for their affiliations with the Toby Rice Group, not their ability to address EQT's present or future needs. They are advocating for wholesale change absent meeting with EQT's current management team or hearing our plan
- Toby Rice would decrease Board independence and diversity. The remainder of his nominees offer inferior experience and qualifications and undermine the excellence and diversity of skills and experience present in EQT's thoughtfully constructed, refreshed Board

[(1)]Appalachian Peers represents the median total shareholder return of AR, CNX, COG, RRC and SWN from 11/13/2018 through 05/31/2019
[(2)]Non-GAAP financial measure, see appendix for definition and pricing assumptions

2

We the HaveTransformed the Company into 1 New EQT 3

EQT Is a New Company with New Leadership and a New Focus 1 1 3 5 6 8 10 12 results announced with improvement and cash flow(1) generation Q2 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 9 11 13 2 Completed Rice qualified new New Company Appalachian E&P  cash flow(1) in Q4’18 Developed a new operating plan and Q1’19 4 (1)Non-GAAP financial measure, see appendix for definition and pricing assumptions 2018 and 2019 Key Accomplishments Refreshed Board and management toEliminated sum-of-the-parts discount address business challenges of theTransformed Company into premiere, pure-play Simplified corporate structureDelivered $300+ MM of cumulative adjusted free Nominated 3 highly independent directors Announced hiring of industry veteran Gary Gould as COO Formed Operating and Capital Efficiency Board Committee and launched COO search 7 Completed streamlining transactions 4 Chairman assumes interim CEO position merger, forming the largest North American natural gas producer (>4 Bcfe/d) Q1’19 continued operational $171 MM in adjusted free Q4’18 results announced, highlighting operational improvement and $134 MM in adjusted free cash flow(1) generation After an intensive search, the Board named Rob McNally as the next President and CEO Announced streamlining of midstream partnerships: EQM, RMP, and EQGP Announced plan to separate the upstream and midstream businesses Announced merger with Rice Energy Completed spin-off of Equitrans Midstream and Rob McNally assumed President and CEO role; 4 new independent directors added to Board

1 We Have Transformed EQT into a Focused, Pure-Play Upstream Industry Leader Strong fundamentals and leadership are delivering exceptional value to shareholders Compelling Asset Base in Appalachia Core of the Appalachian Basin 15 to 20 year drilling inventory Refreshed Board Most proved / proved developed Highest production(1) Highest EBITDAX(1) reserves and management successfully The New 60 - 70% Cumulative adjusted Sustainable Free Cash Flow executing EQT’s free cash flow yield(2,3) (2019 - 2023) transformation Only Investment Grade Appalachian E&P Company S&P: BBB-/ Moody’s: Baa3 / Fitch: BBB-Lower cost of capital and greater financial flexibility into an industry Financial Strength leader (1)Appalachian Basin Peers include AR, CNX, COG, RRC and SWN. Production based on 2019E consensus estimates per Bloomberg as of 05/31/19. EBITDAX based on 2019E consensus estimates per IBES as of 05/31/19 (2)Non-GAAP financial measure, see appendix for definition and pricing assumptions (3)Based on EQT market cap as of 05/31/2019 5 New Leadership Strong Fundamentals

1 EQT Has Significantly Outperformed Peers Despite a Difficult Market

Decisive actions by new leadership and strong results under EQT's new plan are being rewarded

Relative TSR Outperformance vs Peer Median[(1)] through 05/31/2019



EQT Outperformance vs. Peer Median(1)
EQT Performance
Appalachian Peer Median(1) Performance
49% Outperformance(1)
Since EQT's Refreshed Management and Board Assumed Control in Q4'18
16 %
20 %
21 %
49 %
(34)%
(50)%
(54)%
(74)%
(68)%
(89)%
(1)%
(50)%
1-Year
3-Year
5-Year
Since Spin-off Closing / New Mangement (11/13/2018)

No Appalachian peer has outperformed EQT since the spin-off

Source: S&P Capital IQ; market data as of 05/31/2019

[(1)]Appalachian Peer Median represents the median total shareholder return of AR, CNX, COG, RRC and SWN through 05/31/2019

6

EQTIsDeliveringSignificant Valuethrough a 2 Compelling New, Bottom-up Strategic Plan 7

2 We Are Leveraging a Top-Tier Asset Base to Generate Significant Free Cash Flow

	Rank vs. Appalachian Peers[1]			
Current Valuation	2	Market Cap[2]	$	4.7 B
	2	Enterprise Value[3]	$	9.7 B
Delivering Value in 2019	1	2019E Production (Bcfe)		1,480 – 1,520
	1	2019E Adjusted EBITDA[4]	$	2.3 – 2.4 B
Driving Future Value	1	Core Net Marcellus Acres[5]		680,000
	1	Core Marcellus Undeveloped Locations[5,6]		1,950
	1	2018 Proved Developed Reserves		11.6 Tcfe
	1	2018 Total Proved Reserves		21.8 Tcfe
Balance Sheet Flexibility	NA	Ownership Interest in ETRN[7]	$	1.0 B

[1]Appalachian Peers include AR, CNX, COG, RRC and SWN. EQT vs Appalachian Peers ranking based on same time periods as indicated in table and footnotes below. 2018 data sourced per public company disclosure. Peer 2019E production based on Bloomberg consensus estimates as of 05/31/19. Peer 2019E EBITDA based on IBES consensus estimates as of 05/31/19

[2]As of 05/31/2019

[3]Enterprise value is calculated using EQT market capitalization as of 05/31/2019 and net debt as of 03/31/2019

[4]Non-GAAP financial measure, see appendix for definition and pricing assumptions

[5]Acres and locations as of 03/31/2019

[6]Assumes 1,000' spacing and 12,000' lateral

[7]Market value as of 05/31/2019 of approximately 19.9% of ETRN shares outstanding

Note: Heat map generated using IHS public data for all operators – depicts 24-month cumulative Mcfe normalized for lateral length. Data sets include >4,000 wells in the Marcellus and >1,000 wells in the Utica

EQT Acreage Overlays the SW Marcellus Core



Utica Cumulative Production Heat Map
SW Marcellus Cumulative Production Heat Map
Carroll
Harrison
Guernsey
Belmont
Noble
Monroe
Pittsburgh Metro Area
Marcellus Core
Utica Core
EQT Acreage

8

2 We Are Making Measurable and Transparent Progress Toward Even More Value Creation

Action Item	Measure	Timeline
Restructurings and Cost Reductions	▪ Achieved **~$100 MM** of **annual cost reductions** as part of the base plan restructuring	✓
	▪ Targeting **incremental 10% annual cost reductions** above the base plan; identified $50 MM in Q1'19 and $25 MM in Q2'19	Q4 2019 (Target 10%)
Significant Free Cash Flow Generation	▪ On track to deliver **$300-$400 MM** of adjusted free cash flow[(1)] **in 2019** ▪ **At least $3.0 B** of adjusted free cash flow[(1)] **through 2023**	In Process
Option to Reduce Leverage / Return Capital to Shareholders	▪ **19.9% equity stake in ETRN worth ~$1.0 B** at current share price[(2)] ▪ **Target leverage of <1.5-2.0x** Net Debt / Adjusted EBITDA[(1)] and return excess capital to shareholders	2019 – 2020

Careful stewardship by EQT's newly-refreshed Board and strong execution by EQT's new management team

[(1)]Non-GAAP financial measure, see appendix for definition and pricing assumptions
[(2)]ETRN share price as of 05/31/2019

9

2 Strong Q4'18 and Q1'19 Operational Performance Underscores the EQT Team's Ability to Achieve Demanding Targets

Operational Highlights	Financial Highlights
▪ 25% reduction in drilling days / 1,000' (Q1'19 vs. Q4'18)	▪ Generated adjusted free cash flow[(1)] of ~$305 MM over the last two quarters
▪ 45% improvement in rig move efficiency (Q1'19 vs. Q1'18)	▪ Surpassed high-end of volume guidance for two consecutive quarters
▪ 70% reduction in completion non-productive time (Q1'19 vs. Q1'18)	▪ Capital expenditures were in-line with guidance / expectations during both periods
▪ 30% improvement in frac stages / crew (Q1'19 vs. Q1'18)	▪ Aggregate cash operating expenses[(2)] within guidance range during both periods
▪ 70% reduction in frac plug drill-out days (Q1'19 vs. Q1'18)	▪ Net debt reduced by ~$500 MM during Q1'19

Focus on operational efficiencies and cost reductions is driving significant improvements to financial performance

[(1)]Non-GAAP financial measure, see appendix for definition and pricing assumptions
[(2)]Utilizes Adjusted SG&A per unit, a non-GAAP financial measure, see appendix for definition

10

Second Quarter Highlights through May 2019 Continued strong financial and operational performance 2 ▪ Second Quarter 2019 Financial Expectations ▪ ▪ ▪ Sales volumes at high-end of the guidance range of 355 – 375 Bcfe Capital expenditures in-line with expectations Adjusted free cash flow(1) improvement of $25 MM over the previously litigation reserves and proxy-related costs provided guidance, excluding the impact of ▪ Second Quarter 2019 Operational Update ▪ ▪ ▪ ▪ Drilling days / 1,000’ continue to improve, down 8% sequentially vs. Q1 2019 Frac stages / crew efficiencies continue, with 20% efficiency gain realized vs. Q1 2019 Frac plug drill-out days continue to advance, drilling 14% more plugs per day vs. Q1 2019 Expected to surpass 3,000,000 feet drilled 100% remotely through the Company’s proprietary real-time operations center ▪ Efficiency Gains Are Translating into Cost Savings – Driven by Target 10% Initiative ▪ Reducing the number of resources required to attain planned activity levels ▪ Expected to reduce annual CapEx by $25 MM / year starting in 2019 11 (1)Non-GAAP financial measure, see appendix for definition and pricing assumptions EQT’s positive operational momentum and capital efficiencies have progressed into Q2 2019

EQT Is the Appalachian Basin’s Low Cost Leader 2 EQT’s unit costs & drilling efficiencies lead peers and enable significant free cash flow generation Lease Operating Expense ($/Mcfe) – TTM Selling, General & Administrative Expense ($/Mcfe) – TTM ean (excl. Peer 5): $0.14 Peer Mean: $0.19 $0.92 $0.23 Peer 5 (1) EQT Peer 1 Peer 2 Peer 3 Peer 4 EQT(2) Peer 1 Peer 2 Peer 5 Peer 3 Peer 4 Drilling & Completion Costs ($/Foot) – 2019E $1,000 $930 $874 $875 $874 $860 Peer Mean: $868 $661 EQT(3) EQT (4) Peer 4 Peer 3 Peer 5 Peer 2 Peer 1 Capitalized Recycled Water (1)Peer 5 classifies its gathering, transportation & processing costs as part of LOE (2)EQT unit cost is based on adjusted SG&A per unit, a non-GAAP financial measure, see appendix for non-GAAP disclosures (3)Represents 2019E PA Marcellus spud program (4)Represents 2019E PA total development program Note: Peers include AR, CNX, COG, RRC, and SWN; TTM = Trailing Twelve Months ended March 31, 2019; D&C costs based on most recent public claims 12 EQT is the low-cost leader ▪Peer-leading LOE unit costs ▪Peer-leading SG&A unit costs ▪Top-tier Drilling and Completion Costs per foot $0.19 $0.23 $0.18 $0.13 $0.13 Peer M $0.15 $0.15 $0.17 $0.09 $0.06

2 Independent Analysis by Industry Specialist Wood Mackenzie Undercuts the Toby Rice Group's Assertions

Wood Mackenzie
A Verisk Business

EQT's well productivity, costs and planning efficiency were historically as competitive as, or better than, Rice Energy's

Category	Toby Rice Group Claims	Wood Mackenzie Key Findings	Wood Mackenzie Conclusions
Well Productivity	*Rice wells outperformed EQT wells*	■ The Toby Rice Group's assertions — Neglected known variations in geology and reservoir quality — Compared co-developed Marcellus wells to standalone Marcellus wells[1]	■ EQT standalone wells outperformed Rice Energy standalone wells[1] ■ Based on initial results, EQT's new completion design outperforms all previous Rice Energy designs
Well Costs (D&C)[2]	*Rice had basin-leading well costs*	■ The Toby Rice Group did not compare well costs on a like-for-like basis — Rice expensed well cost components that are capitalized by EQT — Compared 2017 results to 2019 plans, overlooking current service cost environment ■ When comparing the same categories of well costs, EQT also had low well costs during the same time periods	■ Through 1H'17, EQT was either competitive with or lower-cost than Rice Energy on total D&C[2] costs
Planning Efficiency	*Rice offers more effective well development planning*	■ By concentrating its waiting days earlier in the development cycle, EQT incurred a 38% lower work in process cost than Rice Energy in 2017	■ In 2017, EQT had slightly more effective well development planning than Rice Energy

Source: Wood Mackenzie report dated 06/06/2019

(1)Development designation categorizes wells as either standalone or co-developed. Standalone designation is defined as a Marcellus well that has no Upper Devonian well adjacent to it. Co-developed designation is defined as a Marcellus well that is drilled along with an Upper Devonian well adjacent to it

(2)D&C costs include drilling, completion, flowback, production facilities, well line, and certain maintenance costs; excludes pad location and land costs

13

EQT Outperforms 25 of 27 Comparable US E&P Companies 2 We expect to deliver $300-400 MM of adjusted free cash flow(1) in 2019E, $3.0 B or more through 2023 Q4’18 and Q1’19 Cumulative Free Cash Flow ($ MM) for E&P Companies with EV of ~$2 B to ~$15 B Comparable E&P Median: $(110) (1) Co. 1 Co. 2 Co. 3 Co. 4 Co. 5 Co. 6 Co. 7 Co. 8 Co. 9Co. 10 Co. 11 Co. 12 Co. 13 Co. 14 Co. 15 Co. 16 Co. 17 Co. 18 Co. 19 Co. 20 Co. 21 Co. 22 Co. 23 Co. 24 Co. 25 Co. 26 Co. 27 Co. 28 Rank(2) Note: Adjusted free cash flow for EQT is defined in the non-GAAP disclosures of the appendix to this presentation. Free cash flow for all other companies is defined as cash from operations less capital expenditures (1Non-GAAP financial measure, see appendix for definition and pricing assumptions (2)Based on IBES estimates for all companies other than EQT 14 $ 305 2019E FCF11732010625412813161428261923971825242122271115 EQT’s Q4’18 and Q1’19 cumulative adjusted free cash flow(1) and EQT’s 2019E adjusted free cash flow(1) is higher than ~90% of comparable US E&P companies (EV of ~$2 B to ~$15 B)

2 EQT Is on Track to Deliver $400 MM of Adjusted Free Cash Flow[1] Upside Through the Target 10% Initiative

Cost Reduction Initiatives

Base Plan

- **Jan 2019:** **$100 MM** achieved in base plan restructuring

Target 10%[2]

- **Q1 2019:** **$50 MM** of annual cost savings under **Target 10%** initiative identified
  - Implementation of proprietary water optimization model
  - Contract renegotiations
  - Process changes / contractor savings
- **Q2 2019:** **$25 MM** of annual cost savings under **Target 10%** initiative identified
  - Realized operational efficiencies
  - Less resources required to achieve planned activity levels
- **Line-of-sight to further opportunities**
  - Materials and services sourcing and contracting
  - Water-related processes
  - Commercial portfolio and scheduling optimization
  - Eliminating operational redundancy

✓ *Including the fast start on Target 10%, EQT has identified **$175 MM in annual cash cost reductions since November 2018***

✓ *When fully realized, the **Target 10% initiative will raise EQT's '19 – '23 cumulative adjusted free cash flow[1] by $400 MM to $3.4 B***

[1]Non-GAAP financial measure, see appendix for definition and pricing assumptions
[2]Represents the incremental Target 10% cash cost savings before tax impacts

15

2 EQT's Long-Term Free Cash Flow Tells a Compelling Story



Strong and Improving Annual Adjusted Free Cash Flow Yield
EQT Adjusted FCF Yield(1,2,4)
Peer Median(3,4) Consensus FCF Yield
8 %
7 - 10 %
14 - 17 %
14 - 17 %
20 - 22%
(4)%
(4)%
$ 0.35
$ 0.4
$ 0.7
$ 0.7
$ 0.9
$ 3.0
2019 (5)
2020
2021
2022
2023
2019-2023
2019-2023 Cumulative Adjusted FCF Yield(1,2,4)
~ 60 - 70%
Base Adj. FCF ($B) (1,4)
Target 10% Adj. FCF ($B) (1)
FCF Yield (1,2,4)
Peer Median FCF Yield (3,4)

(1)Non-GAAP financial measure, see appendix for definitions and pricing assumptions

(2)Based on EQT market cap as of 05/31/2019. For the years 2020-2023, adjusted FCF yield ranges shown represent base adjusted FCF guidance plus identified Target 10% at the low end and adjusted FCF assuming a fully-realized 10% reduction in costs at the high end

(3)Appalachian Peers: AR, CNX, COG, RRC and SWN

(4)EQT's adjusted FCF is based on guidance. Peer FCF is CFO less Capex based on IBES estimates

(5)Midpoint of 2019E guidance range

16

2 New COO, Gary Gould (Effective Q2'19), Accelerating EQT's Progress

Gary Gould – A Proven Leader

Continental Resources

Former Sr. Vice President of Production and Resource Development, and Sr. Vice President of Operations

- Reduced Corporate production expense / unit by 36% from 2014 to 2018 through innovative use of technology and data monitoring
- Bakken average first-year well production more than doubled from 2014 to 2018
- SCOOP and STACK units optimized for maximum net present value with record industry development results

Chesapeake Energy

Former VP/Director of Reservoir Technology, District Manager for Marcellus South, Resource Dev. Mgr. for Eastern Division, and Resource Dev. Mgr. for Fayetteville Shale

- Developed and sold Marcellus to Equinor and Southwestern for over $8 B
- Developed and sold Fayetteville to BP and BHP for over $6 B

Operating Philosophy

1. **Be the natural gas industry's leading operator** with proven results and a focus on technology and continuous improvement.
2. **Maximize shareholder net present value** by optimizing production, CAPEX, and LOE.
3. **Develop and implement best management practices** for both operational procedures and business analysis decisions.
4. **Measure performance** by rigorously monitoring company results and benchmarking against competitors.
5. **Collaborate seamlessly** across departments and at all levels within our organization.
6. **Clearly communicate** results, recommendations, and progress toward goals.
7. **Pay for performance**

17

2 Toby Rice Group's Misleading Claims Do Not Deliver Any Incremental Free Cash Flow vs. EQT's Plan

Toby Rice Group Claims	The Facts
Can deliver uniform well costs of $750 / foot	Ignores their own historical results and today's oilfield service market
Nearly 100% pipeline delivered fresh water a key driver of well cost performance	Fails to account for EQT's asset footprint, infrastructure and produced water dynamics
Increasing well spacing from 750' to 1,000' results in a 10% EUR uplift and 10% fewer wells	No EUR uplift exists between EQT's wells at 880' spacing and the Rice 1,000' claim
Critical cost elements overlooked	Rice expensed many well cost components that are capitalized by EQT, artificially deflating $ / foot metric; Must also consider LOE and SG&A
Rice wells consistently outperformed EQT wells	Ignores well known inconsistencies in reservoir quality and offset development dynamics. When compared on like-kind basis, EQT wells outperformed
Acquired technology sits dormant and underutilized	Meaningful and differentiated technology was adopted, is currently in-place, and functionality is being expanded
EQT well costs are higher than peers	EQT's well costs are competitive with peers. $ / foot is an imperfect metric that ignores differences in well design and accounting across operators
"+$500 MM Free Cash Flow" vs. EQT Plan	**No incremental Free Cash Flow vs. EQT plan**

While Rice was a public company, it never generated positive annual free cash flow

18

EQT Actively EngageswithShareholders and Added 3 Rice’s Perspective to the Boardroom Two Years Ago 19

EQT Has Created an Independent, Diverse Director Slate 3 Possessing the right combination of experience, skills and perspectives accountability to shareholders 92% 75 % well as what “success” looks like over cyclical periods 58 % enabling better counsel, insights to senior management as you execute large scale development 50 % expert resource on corporate governance and regulatory issues 42 % management of the physical assets stakeholder relations 20 Board Built on the Right Combination of Skills for EQT Finance / Accounting — Critical skills for overseeing and driving strategy focused on being the 92 %low cost operator and maximizing free cash flow Public Company Board Service 92%— Internalized understanding of how oversight works; prioritize Safety / Environmental — Safety and environmental issues can cripple a company in our industry – these are strategic skills for EQT E&P Experience — Understand competitive dynamics, cycles and long-term strategy, as Senior Public Company Leadership — Intuitive understanding of strategic and organizational issues, Operational Leadership in Oil & Gas 58%— Business specific experience in creating value and avoiding pitfalls Government Relations / Regulatory 58%— Relationships and expertise with a critical stakeholder group Corporate Governance / Legal — Deep knowledge of how to drive accountability and compliance and Geology / Engineering — Deep understanding of how value can be created – or destroyed – by Marketing / Communications 33%— Integration of messaging and positioning into operating strategy and 10 of 12 are independent 9 of 12 have direct oil and gas upstream experience ~42% are women 9 of 12 added since 2017 9 of 12 have CEO or CFO experience (6 of those at energy companies) 2.3 Years average director tenure

EQT Regularly and Extensively Engages with Shareholders 3 We implemented new policies and took other actions in response to shareholder feedback EQT Believes in Shareholder Engagement >750 interactions with shareholders in 2018 and 2019 on a wide variety of topics including strategy and governance Active participation in sell-side conferences to ensure regular updates from shareholders   EQT Engages with All Shareholders, Including the Toby Rice Group Toby Rice has presented to the full Board of EQT and met with the Chairman of the Board and CEO multiple times  21 What We Heard and What We Did Personnel — Strong COO, Gary Gould, hired in response to shareholder requests to rigorously review legacy operations Board Refreshment — Added 4 highly-qualified, independent directors to the Board at the end of 2018 and nominated 3 additional highly qualified independent director candidates for the 2019 annual meeting. When elected, 67% of the Board will be new in the last year. Average tenure will be 2.3 years — Enhanced key skills in safety and risk management, public company board experience, regulatory and government relationships, and technical E&P experience — Increased diversity to introduce new independent voices and perspectives into the boardroom Compensation — Prohibited the pledging of EQT securities by executive officers and directors — Established a compensation recoupment “clawback” policy — Enhanced disclosure regarding EQT’s short-term incentive plan, including performance metrics and target ranges We Take Our Commitments to Shareholders Seriously — Refreshed the Board in 2017 / 2018 based on discussions with shareholders — Rapidly addressed the sum-of-the-parts discount in 2018

3 EQT's Board Is Purpose-Built for Our New Returns-Focused Strategy

As the largest operator in the Appalachian basin, Board refreshment focused on broad E&P experience with records of driving value for all shareholders

Significant Operating Experience



Philip Behrman, Ph.D.
Former SVP, Worldwide Exploration, Marathon Oil Corporation
Appointed in 2008



James McManus II ☆
Former Chairman, CEO and President, Energen Corporation



Daniel Rice IV ◇
Former CEO, Rice Energy, Inc.
Appointed in 2017



Valerie Mitchell ☆
Founding member and CEO, Corterra Energy



Christine Toretti
President, Palladio, LLC
Appointed in 2015



Janet Carrig ☆
Former SVP, Legal, GC and Corporate Secretary, ConocoPhillips



Anita Powers ◇
Former EVP, Worldwide Exploration, Occidental Oil and Gas Corporation
Appointed in 2018



Robert McNally ◇
President and CEO, EQT Corporation
Appointed in 2018



Stephen Thorington
Former EVP and CFO, Plains Exploration and Production Company
Appointed in 2010

☆ = ***2019 New Nominees***
◇ = ***New Director Since 2017***

Success at Driving Outsized Shareholder Returns




59 %
39 %
161 %
85 %
Kennametal
S&P 500
MSA Safety
S&P 500

William Lambert

- Kennametal has delivered a **TSR of +59%** since William Lambert joined its board
- MSA Safety has delivered a **TSR of +161%** since William Lambert joined its board




114 %
11 %
California Resources
S&P 500

Anita Powers

- California Resources has delivered a **TSR of +114%** since Anita Powers joined its board




128 %
65 %
S&T Bancorp
S&P 500

Christine Toretti

- S&T Bancorp has delivered a **TSR of +128%** since Christine Toretti was named Vice Chair in 2013 (subsequently named Chair in 2018)




50 %
29 %
KMG Chemicals
S&P 500

Stephen Thorington

- KMG Chemicals delivered a **TSR of +50%** while Stephen Thorington was a member of its board

22

3 EQT's Board Is Purpose-Built for Our New Returns-Focused Strategy

Our scale and complexity require deep board-level understanding of safety, environmental and other ESG issues

Valuable ESG and Safety Focus and Expertise



Rob McNally

- Applies career-long knowledge of and commitment to ESG principles in his new role as CEO
  - EQT's current Sustainalytics Score of 59 outperforms Appalachian peers mean by 25 points[1][2]
  - In 2018, **EQT joined the ONE Future Coalition**, committed to a science-based approach to reduce methane emissions
  - Employees participated in **>13,000 hours of safety training** in 2018 and achieved **best employee safety performance** in last 5 years
- Additionally, Rob's **extensive logistics experience** is increasing ESG efficiency and helping drive shareholder value



Gerald MacCleary

- Pushed for higher standards in sustainability, both at Covestro and in the broader chemical industry where health, safety, environmental, and logistics performance is paramount
- Under his leadership, Covestro received the industry's **Responsible Care Product Safety Award** four consecutive years



William Lambert

- Served as Chairman and CEO at MSA Safety, a global leader in the development, manufacture and supply of safety products
- **Uniquely positioned** to offer meaningful oversight of the Company's safety culture and operations



Christina Cassotis

- As the CEO of Allegheny County Airport Authority, has **significant experience in safety and risk management** for a complex airport system where natural gas drilling is taking place
- Brings regulatory, government, and logistics experience as a leader of a large airport system

High Level of Industry-Specific Technical Experience

Nominees	Educational Experience	Professional Geology / Engineering Experience
 **Valerie Mitchell**	**B.S. in Chemical Engineering**, University of Missouri-Columbia	Corterra Energy, Newfield, El Paso, Shell, Coastal
 **Anita Powers**	**B.S. in Geology**, Texas A&M	OXY, California Resources Corporation
 **Philip Behrman**	**PhD in Geology**, University of California, Berkeley	Marathon Oil Corporation, Vastar Gas, bp, Unocal 76
 **Rob McNally**	**B.S. in Mechanical Engineering**, University of Illinois	Schlumberger, kenda Capital

[1] Appalachian Peers: AR, CNX, COG, RRC and SWN

[2] Sustainalytics' ESG Risk Ratings help investors identify and understand financially material ESG risks at companies

23

IfElected,theRiceSlate Would Result in a Weaker 4 Board and Managerial Chaos 24

4 Toby Rice Group’s Claims and Demands Are Not Based in Reality EQT has been significantly transformed over the past 6 months Rice Ask Reality Rice Risk Board Quality, Independence, CFO, and COO in the Past 9 Leadership For Performance and a Leadership Vacuum 25 Loss of Significant Talent under Toby Rice New CEO, Rob McNally, is the Architect of the Strategic Plan Delivering Value to ALL Shareholders Replace a Newly Appointed CEO with the Brother of Another Board Member EQT Appointed a New CEO, Months; Regularly Reviews All Targets Replace up to 15 Executives with Toby Rice Loyalists, including friends and family Managerial Chaos and Disruption of the Strong Operating Progress Already Underway Significant Degradation in and Competence 9 of 12 EQT Director Nominees Are New Since 2017, Beholden to ALL Shareholders Replace the Majority of the Fit-For-Purpose Board with Nominees Beholden to the Toby Rice Group

4 Toby Rice Is Not Fit to Lead a Public Company Toby’s conflicts of interest and prior removal as CEO of Rice Energy demonstrate Toby is not qualified to be CEO lack of professionalism and experience as CEO products and services to EQT second, less qualified family member would reduce Board independence and is not appropriate or consistent with best practices in corporate governance (1)Represents the percentage of directors on the EQT and Toby Rice Group slates with key skills to oversee EQT 26 Lack of Professionalism Toby was removed as Rice Energy’s CEO prior to its IPO and replaced by his brother Daniel, who is already an EQT director — EQT’s Board was provided and has examined materials related to Toby’s performance from his time at Rice Energy, which highlight his Conflicts of Interest Toby operates Rice Investment Group, which has a history of investing in companies that have sold or would be positioned to sell — Toby has personally contacted EQT executives to try to persuade them to do business with the Toby Rice Group’s portfolio companies Significant Mismatch of Experience vs Challenge Toby hired close family and friends, including his spouse and college baseball coach, to senior management positions at Rice Energy Many of Toby’s director nominees have a long history of friendship with the Rice family and significant business interests that could conflict with EQT’s interests EQT currently has Daniel Rice, Toby’s former boss, on the Board. Adding a create a dangerous voting clique. Two members of the same family on the Board A majority of the Toby Rice Group nominees are affiliates: 4 of 7 director nominees were chosen by the Toby Rice Group for Daniel Rice’s prior board (Rice Energy or Rice Midstream) The Toby Rice Group Already Has a Significant Shareholder Voice on the Board Daniel Rice, the former CEO of Rice Energy, has the most relevant skillset among the dissident nominees Daniel Rice brings relevant experience with regard to Rice Energy’s legacy assets Two family members on the board is less effective and cohesive, and disrupts Board dynamics. EQT is not a family business. Skills of EQT’s Slate vs. Rice’s Slate(1) EQT is not a family business. It is the largest natural gas producing company in North America

Vote FOR the Highly Qualified Board Nominees Who Are Best Suited to Continue EQT’s Momentum. Vote FOR all EQT Nominees on the GOLD Universal Proxy Card 1 cost structure 2 EQT Is Delivering delivering value to shareholders 3 accountable corporate governance in enhancing shareholder value 4 (1)Appalachian Peers represents the median total shareholder return of AR, CNX, COG, RRC and SWN from 11/13/2018 through 05/31/2019 (2)Non-GAAP financial measure, see appendix for definition and pricing assumptions 27 We Have Transformed the Company into the New EQT Rapidly transformed into a more efficient, pure-play Appalachian Basin producer, generating meaningful free cash flow with a leading Unlocked significant value by eliminating sum-of-the-parts discount through the spin-off of Equitrans Midstream (ETRN) in Q4’18 Outperformed Appalachian Peers by 49%(1) since the spin-off Significant Value through a Compelling New, Bottom-up Strategic Plan On track to deliver $300-400 MM of Adjusted Free Cash Flow(2) in 2019 and $3.0 B through 2023 with meaningful upside EQT’s new management team (appointed Q4’18) has already identified $175 MM in annual cost savings and generated $300+ MM in cumulative Adjusted Free Cash Flow(2) in Q4’18 and Q1’19 Recent results are driven by improved drilling and operating efficiencies and underscore EQT’s powerful trajectory and commitment to EQT Actively Engages with Shareholders and Added Rice’s Perspective to the Boardroom Two Years Ago The Board and management team have actively engaged with shareholders throughout EQT’s transformation Refreshed Board by adding highly-qualified independent directors who understand both EQT’s business and the role of good, EQT’s operations are positioned to maximize shareholder value in any price-cycle If Elected, the Rice Slate Would Result in a Weaker Board and Managerial Chaos Wholesale replacement of EQT’s recently refreshed management team and Board would disrupt the Company’s progress, adversely impact financial and operational results, and jeopardize strong outperformance Toby Rice’s nominees are notable for their affiliations with the Toby Rice Group, not their ability to address EQT’s present or future needs. They are advocating for wholesale change absent meeting with EQT’s current management team or hearing our plan Toby Rice would decrease Board independence and diversity. The remainder of his nominees offer inferior experience and qualifications and undermine the excellence and diversity of skills and experience present in EQT’s thoughtfully constructed, refreshed Board

Appendix 28

Third Party Validation For the Right Direction and Success of Our Plan 5/1/2019 Permission to use quotations neither sought nor obtained 29 Wells Fargo 5/9/2019 “…Our investor meetings with EQT’s management team on the West Coast earlier this week left us more shareholder vote, based on our meetings alone we see a more positive bias from investors overall.” Credit Suisse  likely resulting in less capex for the same production in 2020+.” Morgan Stanley 3/7/2019  uction and Resource Development at CLR. Gary has had a tenured career in operations and engineering roles at KMI, COP, Burlington Resources, and XOM. While at CLR, Gary led operations teams focused on the Bakken, SCOOP, and STACK plays in Oklahoma, and oversaw sustained cost reductions and well performance improvements. He also led the Marcellus operations team at CHK prior to joining CLR. Gary's experience will be a significant asset to optimize development after the operational issues that reduced EQT's capital efficiency in 2018, in our view.” “EQT appointed Gary Gould as Chief Operating Officer, bringing a wealth of experience. This was an excellent choice , in our view. Investors held Gary in high regard at his prior role as Senior VP of Prod “EQT is making a strong case for business continuity… The current management team has delivered strong execution, despite high pressure, for the short <6-month tenure since they took over control of the company. We walked away more appreciative of the organizational & cultural changes underpinning the improvement in YTD execution . We are also more positive on the potential for additional cost savings, positively inclined on the ability of this team to deliver on and possibly beat its five year plan. Two quarters of successful results that coincide with the tenure of this team clearly have given them incremental confidence that they can correct the discounted value in the stock without activist intervention . Management is bracing for the fight of their careers, and while the litmus test will be the

Cautionary Statements EQT Corporation (NYSE: EQT) EQT Plaza 625 Liberty Avenue, Suite 1700 Pittsburgh, PA 15222 Blake McLean – Senior Vice President, Investor Relations and Strategy – 412.395.3561 The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms in this presentation, such as “EUR” (estimated ultimate recovery) and total resource potential, that the SEC’s rules strictly prohibit us from including in filings with the SEC. We caution you that the SEC views such estimates as inherently unreliable and these estimates may be misleading to investors unless the investor is an expert in the natural gas industry. We also note that the SEC strictly prohibits us from aggregating proved, probable and possible (3P) reserves in filings with the SEC due to the different levels of certainty associated with each reserve category. Disclosures in this presentation contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation and its subsidiaries (EQT), including guidance regarding EQT’s strategy to develop its reserves; drilling plans and programs (including the number, type, depth, spacing, lateral lengths, and locations of wells to be drilled, number of frac crews and number and type of rigs); projected natural gas prices, liquids price impact, basis, premium and average differential; total resource potential, well production and drilling inventory duration, reserves and EUR; projected production and sales volumes and growth rates (including liquids production and sales volumes and growth rates); internal rate of return (IRR), compound annual growth rate (CAGR) and expected after-tax returns per well; technology (including drilling and completion techniques); projected drilling and completions (D&C) costs, other well costs, unit costs and G&A expenses; projected reductions in expenses and capital and well costs; projected frac stage lengths, and market mix; infrastructure programs; the cost, capacity, and timing of regulatory approvals; acquisition transactions; the projected capital efficiency savings and other operating efficiencies associated with EQT’s shift to a steady operating cadence and EQT’s ability to achieve such efficiencies; EQT’s ability to mitigate curtailments; the projected capital efficiency savings and other operating efficiencies and synergies resulting from EQT’s acquisition of Rice Energy Inc. (Rice); EQT’s ability to achieve the anticipated synergies and efficiencies from its acquisition of Rice; monetization transactions, including asset sales, joint ventures or other transactions involving EQT’s assets; EQT’s ability to achieve the anticipated operational, financial and strategic benefits of the spin-off of Equitrans Midstream Corporation (ETRN) from EQT; the timing and structure of any dispositions of EQT’s approximately 19.9% retained common stock of ETRN and EQT's planned use of the proceeds from any such dispositions; the amount and timing of any repurchases of EQT’s common stock, including whether EQT will institute a share repurchase program; dividend amounts and rates; projected cash flows, including the ability to fund the 2019 drilling program through cash from operations; projected adjusted free cash flow, adjusted operating cash flow, net marketing services revenue, and net income attributable to noncontrolling interests, including EQT’s ownership of approximately 19.9% of ETRN’s common stock; projected capital expenditures; projected adjusted EBITDA; liquidity and financing requirements, including funding sources and availability; EQT’s ability to maintain or improve its credit ratings, leverage levels and financial profile; potential future impairments of EQT’s assets; EQT’s hedging strategy; the effects of government regulation and litigation; and tax position and the expected impact of changes to tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. EQT has based these forward-looking statements on current expectations and assumptions about future events taking into account all information currently known to EQT. While EQT considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond EQT’s control. The risks and uncertainties that may affect the operations, performance and results of EQT’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of EQT’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by any subsequent Form 10-Qs and in other documents EQT files with the SEC from time to time. Any forward-looking statement speaks only as of the date on which such statement is made and EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. 30

Non-GAAP Financial Measure Adjusted EBITDA As used in this presentation, adjusted EBITDA is defined as net income from continuing operations, plus interest expense, income tax expense (benefit), depreciation and depletion, amortization of intangible assets, long-lived asset and goodwill impairments, lease impairments and expirations, the revenue impact of changes in the fair value of derivative instruments prior to settlement, unrealized (gain) loss on EQT’s investment in Equitrans Midstream Corporation, proxy and transaction costs and certain other items that impact comparability between periods. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess EQT’s earnings trends. EQT believes that adjusted EBITDA is an important measure used by EQT’s management and investors in evaluating period-over-period comparisons of earnings trends. Adjusted EBITDA should not be considered as an alternative to EQT’s net income presented in accordance with GAAP. Adjusted EBITDA excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and other items that affect the comparability of results and are not trends in the ongoing business. Management utilizes adjusted EBITDA to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas is not impacted by the often-volatile fluctuations in fair value of derivatives prior to settlement. EQT has not provided projected net income or a reconciliation of projected adjusted EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQT does not provide guidance with respect to depletion and depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement or unrealized gains and losses on its investments in equity securities. Therefore, projected net income and a reconciliation of projected adjusted EBITDA to projected net income, are not available without unreasonable effort. Projected 2019 adjusted EBITDA is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected EBITDA is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis. 31

Non-GAAP Financial Measure Reconciliation of Adjusted EBITDA The table below reconciles adjusted EBITDA with income (loss) from continuing operations, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019. Three Months Ended March 31, 32

Non-GAAP Financial Measure Adjusted Free Cash Flow As used in this presentation, adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined herein, plus interest expense attributable to discontinued operations and cash distributions from discontinued operations, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company's management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis. 33

Non-GAAP Financial Measure Reconciliation of Adjusted Free Cash Flow The table below reconciles adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019 and in the Company’s report on Form 10-K for the year ended December 31, 2018. (a) As a result of the separation of the Company’s midstream business from its upstream business and subsequent spin-off of ETRN in November 2018, the results of operations of ETRN are presented as discontinued operations in the Company’s Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below. 34

Non-GAAP Financial Measure EBTIDA Attributable to Discontinued Operations EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation, amortization of intangible assets and impairment of goodwill attributable to discontinued operations. The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Consolidated Operations included in the Company’s annual report on Form 10-K for the year ended December 31, 2018. 35

Non-GAAP Financial Measure Adjusted SG&A per unit Adjusted SG&A per unit is a non-GAAP supplemental financial measure that is presented because it is an important measure used by the Company’s management to evaluate period-to-period comparisons of earnings trends. Adjusted SG&A per unit is defined as SG&A less an increase in litigation reserves and indirect costs previously associated with the midstream business prior to the separation that are not permitted to be allocated to discontinued operations under the accounting rules. The measure excludes items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted SG&A per unit as presented provides useful information for investors for evaluating period-over-period earnings. The table below reconciles adjusted SG&A per unit with SG&A, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019, and as reported in the Statements of Consolidated Operations included in the Company’s annual report on Form 10-K for the year ended December 31, 2018. 36

Important Information EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings. 37